Exhibit 99.2

Third Quarter 2006

Supplemental Operating and Financial Data

Affordable Residential Communities

7887 East Belleview Avenue, Suite 200

Englewood, CO 80111

Phone: (866) 847-8931

Fax: (303) 294-0121

www.aboutarc.com

Table of Contents

Portfolio Map	1

Press Release Text	2

Financial Data:
Financial Highlights	6
Balance Sheets	7
Statements of Operations	8
Cash Flows	9
Segment Income / Real Estate Net Segment Income Reconciliation	10

Real Estate Segment	11
Occupancy	12
Operating Results by Occupancy Level	13
Top 20 Markets	14
Asset Highlights	15
Debt Analysis	16
Investor Inquiries	17

Portfolio Map

458
342
1,577
273
3,691
838
2,045
2,575
119
3,797
4,042
5,112
1,588
1,209
1,604
2,486
378
674
2,488
1,184
752
9,204
4,969
5,970

Homesites owned as of September 30, 2006

Press Release Text

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES
THIRD QUARTER 2006 RESULTS

DENVER, CO — (BUSINESS WIRE) — Thursday, November 2, 2006 — Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the third quarter ended September 30, 2006.

Third Quarter Operating Results

Consolidated gross revenue for the third quarter of 2006 was $61.2 million compared to $61.6 million in the second quarter of 2006 and $65.7 million in the third quarter of 2005. Net loss attributable to common stockholders for the third quarter of 2006 was ($9.8) million, or ($0.24) per share, compared to net income of $0.2 million, or $0.01 per share, in the second quarter of 2006 and a net loss of ($126.9) million, or ($3.10) per share, in the third quarter of 2005. The third and second quarter of 2006 results include gains on sales of discontinued operations of $5.2 million, or $0.13 per share, and $15.6 million, or $0.38 per share, respectively. Net loss attributable to common stockholders for the third quarter of 2005 includes $101.0 million of impairment and executive severance charges, net of minority interest.

Net loss from continuing operations in the third quarter of 2006 was ($12,7) million, as compared to ($12.8) million in the second quarter of 2006, reflecting a reduction in retail net segment losses and decreased depreciation and interest expense partially offset by decreased community net segment income. As compared to the third quarter of 2005 loss from continuing operations of ($117.8) million, net segment income reflects increased net segment income and reduced property management, general and administrative and interest expenses. The 2005 results from continuing operations include $94.7 million of impairment and executive severance charges, net of minority interest.

Net segment income was $33.8 million in the third quarter of 2006 as compared to $34.8 million in the second quarter of 2006, reflecting decreased community net segment income partially offset by decreased retail net segment losses. Community net segment income decreased to $34.9 million the third quarter of 2006 as compared to $36.9 million in the second quarter of 2006 primarily as a result of higher operating expenses primarily for repairs and maintenance. Net segment income increased by $9.9 million as compared to the $23.9 million recorded in the third quarter of 2005, reflecting increased real estate net segment income and reduced retail sales net segment loss.

Retail net segment loss was ($1.1) million in the third quarter of 2006, as compared to ($1.7) million in the second quarter of 2006 and ($4.7) million in the third quarter of 2005. Third quarter 2006 results reflect decreased operating expenses, increased gross margins and lower volume of homes sold. The decreased operating expenses resulted primarily from decreased commissions incurred for leasing activity and decreased advertising expenses.

Net occupancy decreased by 121 residents during the third quarter of 2006 to overall occupancy of 83.3% compared with a net occupancy decrease of 85 residents in the second quarter of 2006 to 83.5% and a net occupancy increase of 351 residents to 85.2% in the third quarter of 2005. As compared to the second quarter of 2006, the Company had approximately equal homeowner and home renter activity. As compared to the third quarter of 2005, the Company had lower homeowner and home renter move-outs, higher homeowner and home renter move-ins and lower home sales and lease with option to purchase transactions.

General and administrative and property management expenses were $5.0 million and $1.5 million, respectively, in the third quarter of 2006 as compared to $5.0 million and $1.6 million in the second quarter of 2006, respectively, and $7.3 million and $3.0 million in the third quarter of 2005, respectively. As compared to the third quarter of 2005, such expenses reflect lower employee costs for salary and benefits and travel and lower costs related to compliance with Company’s internal control evaluation as required by the Sarbanes-Oxley Act. In addition, the third quarter of 2005 includes a $1.0 million charge for executive severance.

Interest expense was $18.7 million in the third quarter of 2006, as compared to $20.0 million in the second quarter of 2006 and $19.6 million in the third quarter of 2005. As compared to the second quarter of 2006, interest expense reflects decreases in rates on the Company’s variable rate debt, primarily due to the refinance of our senior variable rate mortgage and revolving credit mortgage facility, as discussed below. As compared to the third quarter of 2005, interest expense also reflects lower average debt balances as a result of repayments from the net proceeds of community sales in the first nine months of 2006.

Nine Month Operating Results

Consolidated gross revenue for the nine months ended September 30, 2006, was $183.2 million as compared to $193.0 million in the nine months ended September 30, 2005. Real estate revenue was $174.1 million in the nine months ended September 30, 2006 as compared to $156.9 million in the nine months ended September 30, 2005. Retail home sales revenue for the nine months ended September 30, 2006, was $7.6 million as compared to $34.6 million in the nine months ended September 30, 2005.

Net loss attributable to common shareholders for the nine months ended September 30, 2006 was ($13.5) million, or ($0.33) per share, compared to a net loss of ($161.0) million, or ($3.94) per share, in the nine months ended September 30, 2005. Net income in the nine months ended September 30, 2006 includes gains on sales of discontinued operations of $31.1 million, or $0.75 per share, associated with the closing of community sales contracts as discussed below. Net income in the nine months ended September 30, 2005, includes $101.0 million, or $2.47 per share, of impairment and executive severance charges, net of minority interest.

Community Sales Results

During the second quarter of 2006, the Company discontinued, and entered into contracts to sell, two communities in addition to the previously announced contracts to sell 38 communities. Through September 30, 2006, the Company has closed sales for 39 of these 40 communities, resulting in $83.7 million of cash proceeds net of related debt, defeasance and other closing costs of $74.3 million. The Company expects to close the sale of one additional community during 2007. However, there can be no assurance that the Company will realize net cash proceeds from the sale of this community or that the sale under this contract will ultimately close.

For the third quarter and first nine months of 2006, the Company recorded gains totaling $5.2 million and $31.1 million, respectively, on the closing of the above-mentioned community sales. The Company records such gains on sales only when the sales close. In the third quarter of 2005, the Company recorded charges of $6.5 million for the discontinued communities in which the Company expected to incur a loss. There can be no assurances that the remaining community sale transactions will close, or that, if it does close, any gain will be recognized with respect to any such transaction.

Balance Sheet and Liquidity

At September 30, 2006, the Company had $31.1 million in cash and cash equivalents, approximately $105.8 million of additional borrowing capacity available under its lease receivables line of credit and approximately $18.7 million available under its consumer finance facility. On July 11, 2006, as previously announced, the Company entered into a $230 million mortgage debt facility in which it repaid approximately $175 million of its senior variable rate mortgage and its revolving credit mortgage facility and, with the additional $55 million, paid debt issuance expenses and partially repaid its lease receivables facility and its consumer finance facility. The Company also used the excess funds to complete a partial defeasance of one of its communities that is held for sale. As a result of the refinancing, the Company increased the proportion of our fixed rate debt to approximately 91% at September 30, 2006, as compared to 75% at June 30, 2006.

At September 30, 2006, the Company had approximately $1.1 billion in outstanding debt. The weighted average interest rate on the Company’s aggregate outstanding debt was 6.64% at September 30, 2006 as compared to 7,12% at June 30, 2006. Approximately 98% of the Company’s outstanding debt is due in 2008 or later.

Third Quarter 2006 Conference Call

The Company will host a conference call, tomorrow, Friday, November 3, 2006, at 9:00 A.M. Eastern time. The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call also can be accessed live over the phone by dialing (800) 289-0533 or (913) 981-5525 for international callers.

A replay will be available at approximately 8:00 P.M. Eastern time after the call and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 2709498. The replay will be available from November 3, 2006 through November 10, 2006, and also will be archived on ARC’s website.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”), excluding discontinued operations, currently owns and operates approximately 57,375 homesites located in 276 communities in 24 states. ARC is focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Englewood, CO.

CONTACTS

Affordable Residential Communities Inc.

Larry Willard, Chief Executive Officer

(866) 847-8931 invcstor-relations@aboutarc.com

or

Integrated Corporate Relations, Inc.

Brad Cohen, (203) 682-8211

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions or) rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

Financial Highlights

	Three Months Ended
($ in thousands, except per share data)	09/30/06	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Operating Data
Revenue
Real estate	$58,584	$58,241	$57,295	$55,088	$53,931	$51,722	$51,258
Retail home sales	1,916	2,993	2,688	4,733	10,773	16,394	7,465
Finance and insurance	678	390	390	428	950	410	136
Total revenue	$61,178	$61,624	$60,373	$60,249	$65,654	$68,526	$58,859

Avg. monthly rental income per occupied homesite	$363	$362	$355	$342	$333	$327	$326
Avg. monthly homeowner rental income per homeowner occupied homesite	$312	$311	$306	$290	$284	$285	$283
Avg. monthly home renter income per occupied rental home	$595	$604	$605	$607	$595	$585	$627
Average occupied homesites	47,791	47,912	47,881	48,380	48,686	47,866	47,471

Net segment income
Real estate	$34,921	$36,914	$35,700	$31,235	$29,455	$29,531	$28,993
Retail home sales	(1,147)	(1,749)	(811)	(3,206)	(4,707)	(850)	(2,862)
Finance and insurance	12	(318)	(358)	(394)	(859)	(716)	(292)
Total net segment income	$33,786	$34,847	$34,531	$27,635	$23,889	$27,965	$25,839

Net income (loss)
Continuing operations	$(15,319)	$(15,382)	$(15,113)	$(29,326)	$(120,366)	$(18,494)	$(15,912)
Discontinued operations	5,473	15,629	11,166	(4,465)	(6,563)	301	40
Net income (loss) to common stockholders	$(9,846)	$247	$(3,947)	$(33,791)	$(126,929)	$(18,193)	$(15,872)

Diluted earnings per share
Continuing operations	$(0.37)	$(0.37)	$(0.37)	$(0.72)	$(2.94)	$(0.45)	$(0.39)
Discontinued operations	0.13	0.38	0.27	(0.11)	(0.16)	—	—
Net income (loss) to common stockholders	$(0.24)	$0.01	$(0.10)	$(0.83)	$(3.10)	$(0.45)	$(0.39)

Distributions
Common stock and operating partnership units	$—	$—	$—	$—	$—	$0.1875	$0.3125
Preferred stock	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156

Cash Flows
Operating	$9,831	$11,516	$3,939	$6,734	$(688)	$(5,608)	$6,597
Investing	20,740	57,251	60,857	(16,871)	(56,289)	(46,458)	6,670
Financing	(31,657)	(67,884)	(61,410)	(8,015)	86,566	28,155	(5,726)
Increase (decrease) in cash	$(1,086)	$883	$3,386	$(18,152)	$29,589	$(23,911)	$7,541

Share Detail
Weighted average number of shares outstanding
Common stock	41,313	41,292	41,179	40,957	40,886	40,877	40,876
Operating partnership units	1,490	1,512	1,616	1,832	2,038	2,398	2,403
Preferred partnership units (common stock equiv. shares)	1,821	1,641	1,680	1,851	1,890	1,883	1,987
Restricted stock	9	9	11	54	57	38	14
Total weighted average shares outstanding	44,633	44,454	44,486	44,694	44,871	45,196	45,280

	09/30/06	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Balance Sheet Data
Total assets	$1,561,483	$1,600,539	$1,658,843	$1,728,481	$1,769,472	$1,804,786	$1,791,285
Total debt	$1,053,959	$1,063,784	$1,106,853	$1,146,930	$1,149,114	$1,033,722	$983,172

Market Value
Common equity	$400,485	$444,045	$433,534	$390,458	$414,678	$546,759	$517,078
Preferred equity	118,150	114,250	109,550	97,000	104,250	128,250	125,500
OP units	14,373	16,158	15,929	17,449	18,623	30,190	30,334
Preferred partnership units	17,642	17,642	17,642	17,642	17,642	25,142	25,142
Total market value of equity incl. minority interest	$550,650	$592,095	$576,655	$522,549	$555,193	$730,342	$698,055
Debt / total assets	67.5%	66.5%	66.7%	66.4%	64.9%	57.3%	54.9%
Debt / total market capitalization	65.7%	64.2%	65.7%	68.7%	67.4%	58.6%	58.5%

Other Data
Total properties	276	276	276	276	276	276	276
Total homesites	57,375	57,359	57,365	57,248	57,232	57,430	57,922
Occupied homesites	47,783	47,904	47,989	47,995	48,767	48,416	47,631
Occupancy percentage – total portfolio	83.3%	83.5%	83.7%	83.8%	85.2%	84.3%	82.2%

Balance Sheets

($ in thousands)	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Assets
Rental property
Land	$194,532	$194,532	$194,507	$194,557	$194,522	$194,522	$194,522
Land improvements and buildings	1,192,172	1,191,605	1,191,187	1,191,538	1,190,683	1,202,654	1,187,504
Manufactured homes and improvements	265,482	262,850	261,552	261,164	250,797	222,222	192,496
Furniture, equipment and vehicles	13,900	13,582	12,955	16,046	14,351	13,872	13,277
Rental property, gross	1,666,086	1,662,569	1,660,201	1,663,305	1,650,353	1,633,270	1,587,799
Accumulated depreciation
On improvements to land and buildings	(198,443)	(186,432)	(174,130)	(164,259)	(154,270)	(141,694)	(128,373)
On rental homes and improvements	(56,527)	(50,052)	(43,629)	(37,077)	(29,493)	(26,339)	(25,600)
On furniture, equipment and vehicles	(7,645)	(7,053)	(6,441)	(7,280)	(6,502)	(5,966)	(5,456)
Total accumulated depreciation	(262,615)	(243,537)	(224,200)	(208,616)	(190,265)	(173,999)	(159,429)
Rental property, net	1,403,471	1,419,032	1,436,001	1,454,689	1,460,088	1,459,271	1,428,370

Assets held for sale	15,012	28,814	77,331	130,733	133,684	140,112	144,087
Cash and cash equivalents	31,109	32,195	31,312	27,926	46,078	16,489	40,400
Restricted cash	6,782	6,648	6,702	7,022	3,419	3,712	7,330
Tenant and other receivables, net	4,481	4,449	3,368	3,945	6,408	8,659	4,397
Notes receivable, net	31,266	32,485	33,622	33,418	31,501	23,199	14,009
Inventory	30	96	13	50	125	307	4,696
Loan origination costs, net	17,834	14,982	15,417	16,178	16,931	13,747	13,071
Loan reserves	34,906	38,635	35,307	35,088	39,784	35,453	31,756
Goodwill	—	—	—	—	3,990	78,783	78,783
Lease intangibles and customer relationships, net	7,858	9,259	10,660	12,055	13,456	14,857	16,091
Prepaid expenses and other assets	8,734	13,944	9,110	7,377	14,008	10,198	8,295
Total assets	$1,561,483	$1,600,539	$1,658,843	$1,728,481	$1,769,472	$1,804,786	$1,791,285

Liabilities and Stockholders’ Equity
Notes payable	$1,053,959	$1,063,784	$1,106,853	$1,146,930	$1,149,114	$1,033,722	$983,172
Liabilities related to assets held for sale	361	20,721	37,279	56,220	59,351	60,252	61,792
Accounts payable and accrued expenses	28,447	28,012	27,382	34,545	33,768	40,197	47,768
Tenant deposits and other liabilities	16,795	16,345	15,957	14,789	15,384	13,954	12,825
Total liabilities	1,099,562	1,128,862	1,187,471	1,252,484	1,257,617	1,148,125	1,105,557

Minority interest	28,704	29,195	29,293	31,902	33,512	51,440	54,918

Stockholders’ equity
Preferred stock	119,108	119,108	119,108	119,108	119,108	119,108	119,108
Common stock	413	413	413	410	410	410	409
Paid-in capital	794,449	793,868	793,712	791,201	791,232	790,983	790,390
Accumulated other comprehensive income	—	—	—	583	1,008	1,206	1,519
Retained deficit	(480,753)	(470,907)	(471,154)	(467,207)	(433,415)	(306,486)	(280,616)
Total stockholders’ equity	433,217	442,482	442,079	444,095	478,343	605,221	630,810
Total liabilities and stockholders’ equity	$1,561,483	$1,600,539	$1,658,843	$1,728,481	$1,769,472	$1,804,786	$1,791,285

Statements of Operations

	Three Months Ended
($ in thousands; except per share data)	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05

Revenue
Communities	$58,584	$58,241	$57,295	$55,088	$53,931	$51,722	$51,258
Retail home sales	1,916	2,993	2,688	4,733	10,773	16,394	7,465
Finance and insurance	678	390	390	428	950	410	136
Total revenue	61,178	61,624	60,373	60,249	65,654	68,526	58,859

Operating Expenses
Communities	18,847	16,299	16,455	19,467	20,538	18,121	18,298
Retail home sales	3,063	4,742	3,499	7,939	15,480	17,244	10,327
Finance and insurance	666	708	748	822	1,809	1,126	428
Real estate taxes	4,816	5,028	5,140	4,386	3,938	4,070	3,967
Property management	1,549	1,586	1,592	1,815	3,030	2,368	2,143
General and administrative	4,974	4,991	4,421	8,417	7,334	6,389	5,494
Total expenses	33,915	33,354	31,855	42,846	52,129	49,318	40,657

Early termination of debt	556	—	—	—	—	—	—
Depreciation and amortization	21,145	21,790	21,624	23,164	19,614	18,773	16,309
Loss on sale of airplane	—	—	541	—	—	—	—
Real estate and retail home asset impairment	—	—	—	(1,336)	23,158	—	—
Goodwill impairment	—	—	—	3,990	74,793	—	—
Net consumer finance interest expense	—	—	—	—	20	204	445
Interest expense	18,740	20,016	19,589	20,251	19,577	17,044	15,698
Interest income	(255)	(448)	(423)	(883)	(743)	(269)	(372)
Income (loss) before minority interest	(12,923)	(13,088)	(12,813)	(27,783)	(122,894)	(16,544)	(13,878)
Minority interest	182	284	278	1,035	5,106	628	544
Income (loss) from continuing operations	(12,741)	(12,804)	(12,535)	(26,748)	(117,788)	(15,916)	(13,334)
Discontinued operations, net	5,473	15,629	11,166	(4,465)	(6,563)	301	40
Income (loss) before preferred stock dividend	(7,268)	2,825	(1,369)	(31,213)	(124,351)	(15,615)	(13,294)
Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)
Income (loss) available to common stockholders	$(9,846)	$247	$(3,947)	$(33,791)	$(126,929)	$(18,193)	$(15,872)

Earnings per share
Basic	$(0.24)	$0.01	$(0.10)	$(0.83)	$(3.10)	$(0.45)	$(0.39)
Diluted	$(0.24)	$0.01	$(0.10)	$(0.83)	$(3.10)	$(0.45)	$(0.39)

Distributions per share/unit
Common stock/operating partnership units	$—	$—	$—	$—	$—	$0.1875	$0.3125
Preferred stock	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156

Weighted average shares outstanding
Basic	41,313	41,292	41,179	40,957	40,886	40,877	40,876
Diluted	44,633	44,454	44,486	44,694	44,871	45,196	45,280

Statement of Cash Flows

	Three Months Ended
	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Cash flow from operating activities
Net income (loss)	$(7,268)	$2,825	$(1,369)	$(31,213)	$(124,351)	$(15,615)	$(13,294)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	21,145	21,790	21,624	23,164	19,615	18,773	16,309
Amortization of loan origination costs	1,123	1,611	1,434	1,960	1,875	1,728	1,693
Adjustments to fair value for interest rate caps	137	(124)	(312)	(2)	(7)	8	219
Stock and option grant compensation expense	352	49	49	(25)	81	312	14
Partnership preferred unit distributions declared	276	276	276	275	299	393	393
Minority interest	(458)	(706)	(408)	(1,509)	(5,701)	(1,021)	(937)
Real estate and retail home asset impairment	—	—	—	(1,336)	23,158	—	—
Goodwill impairment	—	—	—	3,990	74,793	—	—
Depreciation and minority interest included in income from discontinued operations	195	686	470	(409)	1,216	1,710	2,066
(Gain) loss on sale of discontinued operations	(5,221)	(15,613)	(10,296)	—	—	(52)	730
Loss on sale of airplane	—	—	541	—	—	—	—
Impairment charges on assets held for sale	—	—	—	3,708	6,546	—	—
(Gain) loss on sale of manufactured homes	(414)	(428)	(364)	198	(622)	(1,718)	(86)
Changes in operating assets and liabilities, net of acquisitions	(36)	1,150	(7,706)	7,933	2,410	(10,126)	(510)
Net cash provided by (used in) operating activities	9,831	11,516	3,939	6,734	(688)	(5,608)	6,597

Cash flow from investing activities
Purchases of manufactured homes	(4,052)	(4,729)	(1,964)	(14,274)	(38,679)	(56,619)	(11,681)
Proceeds from community sales	20,414	62,627	60,804	—	—	11,343	37,378
Proceeds from manufactured home sales	1,835	2,867	2,561	2,599	3,037	5,774	7,240
Proceeds from sale of airplane	—	—	1,170	—	—	—	—
Community improvements and equipment purchases	(1,052)	(240)	(1,815)	(6,304)	(16,387)	(6,246)	(26,359)
Restricted cash	(134)	54	320	(3,603)	293	3,618	(9)
Loan reserves	3,729	(3,328)	(219)	4,711	(4,553)	(4,328)	101
Net cash provided by (used in) investing activities	20,740	57,251	60,857	(16,871)	(56,289)	(46,458)	6,670

Cash flow from financing activities
Proceeds from issuance of debt	230,318	7,500	23,035	17,688	156,652	91,825	63,658
Repayment of debt	(260,046)	(66,454)	(80,918)	(21,090)	(47,647)	(42,809)	(51,543)
Deposits on refinance	4,900	(4,900)	—	—	—	—	—
Payment of common and OP Unit dividends	—	—	—	—	(8,103)	(13,524)	(13,521)
Payment of preferred dividends	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)
Payment of partnership preferred distributions	(276)	(276)	(276)	(275)	(299)	(393)	(393)
Repurchase of OP Units for cash	—	—	—	(1)	(4,572)	(1,836)	—
Repurchase of PPUs	—	—	—	—	(2,501)	—	—
Loan origination costs	(3,975)	(1,176)	(673)	(1,759)	(4,386)	(2,530)	(1,349)
Net cash provided by (used in) financing activities	(31,657)	(67,884)	(61,410)	(8,015)	86,566	28,155	(5,726)
Net increase (decrease) in cash and cash equivalents	(1,086)	883	3,386	(18,152)	29,589	(23,911)	7,541
Cash and cash equivalents, beginning of period	32,195	31,312	27,926	46,078	16,489	40,400	32,859
Cash and cash equivalents, end of period	$31,109	$32,195	$31,312	$27,926	$46,078	$16,489	$40,400

Segment Income / Real Estate Net Segment Income Reconciliation

	Three Months Ended
($ in thousands)	09/30/06	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Revenue
Real estate	$58,584	$58,241	$57,295	$55,088	$53,931	$51,722	$51,258
Retail homes sales	1,916	2,993	2,688	4,733	10,773	16,394	7,465
Finance and insurance	678	390	390	428	950	410	136
Segment revenue	61,178	61,624	60,373	60,249	65,654	68,526	58,859

Expenses
Property operations	18,847	16,299	16,455	19,467	20,538	18,121	18,298
Real estate taxes	4,816	5,028	5,140	4,386	3,938	4,070	3,967
Retail homes sales	3,063	4,742	3,499	7,939	15,480	17,244	10,327
Finance and insurance	666	708	748	822	1,809	1,126	428
Segment expenses	27,392	26,777	25,842	32,614	41,765	40,561	33,020

Net Segment Income
Real estate	34,921	36,914	35,700	31,235	29,455	29,531	28,993
Retail homes sales	(1,147)	(1,749)	(811)	(3,206)	(4,707)	(850)	(2,862)
Finance and insurance	12	(318)	(358)	(394)	(859)	(716)	(292)
Net segment income	33,786	34,847	34,531	27,635	23,889	27,965	25,839
Other expenses:
Property management	1,549	1,586	1,592	1,815	3,030	2,368	2,143
General and administrative	4,974	4,991	4,421	8,417	7,334	6,389	5,494
Early termination of debt	556	—	—	—	—	—	—
Depreciation and amortization	21,145	21,790	21,624	23,164	19,614	18,773	16,309
Loss on sale of airplane	—	—	541	—	—	—	—
Retail home sales asset impairment and other exp.	—	—	—	(1,336)	23,158	—	—
Goodwill impairment	—	—	—	3,990	74,793	—	—
Net consumer finance interest expense	—	—	—	—	20	204	445
Interest expense	18,740	20,016	19,589	20,251	19,577	17,044	15,698
Total other expenses	46,964	48,383	47,767	56,301	147,526	44,778	40,089
Interest income	255	448	423	883	743	269	372
Loss before allocation to minority interest	(12,923)	(13,088)	(12,813)	(27,783)	(122,894)	(16,544)	(13,878)
Minority interest	182	284	278	1,035	5,106	628	544
Net loss from continuing operations	(12,741)	(12,804)	(12,535)	(26,748)	(117,788)	(15,916)	(13,334)
Income (loss) from discontinued operations	243	659	1,650	(4,665)	(6,859)	266	773
Gain (loss) on sale of discontinued operations	5,220	15,613	10,297	—	—	52	(730)
Income tax on discontinued operations	206	(74)	(371)	—	—	—	—
Minority interest in discontinued operations	(196)	(569)	(410)	200	296	(17)	(3)
Net income (loss)	(7,268)	2,825	(1,369)	(31,213)	(124,351)	(15,615)	(13,294)

Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)
Net income (loss) avail. to common stockholders	$(9,846)	$247	$(3,947)	$(33,791)	$(126,929)	$(18,193)	$(15,872)

Results include charges as scheduled below:
Loss on sale of airplane	$—	$—	$541	$—	$—	$—	$—
Early termination of debt	556	—	—	—	—	—	—
Real estate and retail home asset impairment	—	—	—	(1,336)	23,158	—	—
Goodwill impairment	—	—	—	3,990	74,793	—	—
Impairment charges included in discontinued operations	—	—	—	3,708	6,546	—	—
Executive severance charges	—	—	—	1,870	1,000	—	—
Minority interest portion of above	(19)	—	(19)	(354)	(4,531)	—	—
Total	$537	$—	$522	$7,878	$100,966	$—	$—

Real Estate Segment

	2006			2005
($ in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
For the full quarter noted:
Average total homesites	57,370	57,361	57,336	57,239	57,335	57,813	57,938
Average total rental homes	9,490	9,339	9,271	9,145	8,434	7,789	7,568
Average occupied homesites – homeowners	39,335	39,779	40,276	40,782	41,338	41,573	41,858
Average occupied homesites – home renters	8,456	8,133	7,605	7,598	7,348	6,293	5,613
Average occupied homesites – total	47,791	47,912	47,881	48,380	48,686	47,866	47,471
Average occupancy – rental homes	89.1%	87.0%	82.0%	83.1%	87.1%	80.8%	74.2%
Average occupancy – total	83.3%	83.5%	83.5%	84.5%	84.9%	82.8%	81.9%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$36,801	$37,082	$36,951	$35,489	$35,276	$35,570	$35,594
Home renter rental income	15,090	14,764	13,825	13,841	13,108	11,037	10,562
Other	223	201	217	259	245	308	270
Rental income	52,114	52,047	50,993	49,589	48,629	46,915	46,426
Utility and other income	6,470	6,194	6,302	5,499	5,302	4,807	4,832
Total real estate revenue	58,584	58,241	57,295	55,088	53,931	51,722	51,258

Real estate expenses
Property operations expenses	18,847	16,299	16,455	19,467	20,538	18,121	18,298
Real estate taxes	4,816	5,028	5,140	4,386	3,938	4,070	3,967
Total real estate expenses	23,663	21,327	21,595	23,853	24,476	22,191	22,265

Real estate net segment income	$34,921	$36,914	$35,700	$31,235	$29,455	$29,531	$28,993

Average monthly rental income per total occupied homesite (a)	$363	$362	$355	$342	$333	$327	$326
Average monthly homeowner rental income per homeowner occupied homesite (b)	$312	$311	$306	$290	$284	$285	$283
Average monthly home renter income per occupied rental home (c)	$595	$604	$605	$607	$595	$585	$627

(a)         Average monthly rental income per occupied homesite is defined as total rental income (including homeowner, home renter, and other) divided by average total occupied homesites divided by the number of months in the period.

(b)        Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(c)         Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Occupancy

	2006			2005
($ in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
At end of quarter:
Total communities owned	276	276	276	276	276	276	276
Total homesites	57,375	57,359	57,365	57,248	57,232	57,430	57,922
Occupied homesites	47,783	47,904	47,989	47,995	48,767	48,416	47,631
Total rental homes owned	9,559	9,420	9,285	9,273	8,889	8,045	7,640
Occupied rental homes	8,643	8,336	7,937	7,468	7,672	6,914	5,978

Homeowner activity :
Homeowner move ins	235	278	253	165	66	135	252
Homeowner move outs	(527)	(540)	(548)	(584)	(629)	(741)	(688)
Home sales	91	130	132	238	583	902	739
Repossession move outs & other	(227)	(352)	(312)	(387)	(427)	(447)	(602)
Net homeowner activity	(428)	(484)	(475)	(568)	(407)	(151)	(299)
Home renter activity :
Home renter move ins	895	945	927	344	416	1,026	838
Home renter lease to own move ins	478	403	389	433	1,764	1,189	793
Home renter move outs	(1,066)	(949)	(847)	(981)	(1,422)	(1,279)	(1,042)
Net home renter activity	307	399	469	(204)	758	936	589
Net activity	(121)	(85)	(6)	(772)	351	785	290
Acquisitions and other- homeowners	—	—	—	—	—	—	—
Acquisitions and other- home renters	—	—	—	—	—	—	—
Net activity, including acquisitions and other	(121)	(85)	(6)	(772)	351	785	290
Net homeowner activity	(428)	(484)	(475)	(568)	(407)	(151)	(299)
Occupied homeowner sites, beginning of period	39,568	40,052	40,527	41,095	41,502	41,653	41,952
Occupied homeowner sites, end of period	39,140	39,568	40,052	40,527	41,095	41,502	41,653
Net home renter activity	307	399	469	(204)	758	936	589
Occupied home renter sites, beginning of period	8,336	7,937	7,468	7,672	6,914	5,978	5,389
Occupied home renter sites, end of period	8,643	8,336	7,937	7,468	7,672	6,914	5,978
Total occupied homesites, end of period	47,783	47,904	47,989	47,995	48,767	48,416	47,631
Occupancy percentage	83.3%	83.5%	83.7%	83.8%	85.2%	84.3%	82.2%

Operating Results by Occupancy Level (Last 5 Quarters)

			Q3 2006				Q2 2006				Q1 2006
Occupancy		Home-			Margin	EoP			Margin	EoP			Margin	EoP
09/30/06	Comm.	sites	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %

Total Real Estate Segment
# 90 - 100%	121	22,463	$26,838	$17,273	64.4%	95.6%	$26,602	$17,943	67.5%	95.5%	$26,350	$17,418	66.1%	95.3%
# 80 - 89.9%	71	16,018	17,292	10,490	60.7%	85.1%	16,989	10,708	63.0%	85.5%	16,699	10,519	63.0%	85.3%
# 70 - 79.9%	40	9,525	8,032	4,384	54.6%	75.1%	7,989	4,791	60.0%	75.1%	7,874	4,729	60.1%	75.6%
# < 70%	44	9,369	6,422	2,774	43.2%	59.1%	6,661	3,472	52.1%	60.1%	6,372	3,034	47.6%	61.1%

Total	276	57,375	$58,584	$34,921	59.6%	83.3%	$58,241	$36,914	63.4%	83.5%	$57,295	$35,700	62.3%	83.7%

			Q4 2005				Q3 2005				Trailing 12 Months
Occupancy		Home-			Margin	EoP			Margin	EoP			Margin	Avg.
09/30/06	Comm.	sites	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %

Total Real Estate Segment
# 90 - 100%	121	22,463	$24,848	$14,562	58.6%	95.0%	$24,133	$14,927	61.9%	95.1%	$104,638	$67,196	64.2%	95.3%
# 80 - 89.9%	71	16,018	16,053	8,736	54.4%	85.4%	15,496	8,403	54.2%	86.9%	67,033	40,453	60.3%	85.3%
# 70 - 79.9%	40	9,525	7,708	4,276	55.5%	75.7%	7,772	3,781	48.7%	78.3%	31,603	18,180	57.5%	75.4%
# < 70%	44	9,369	6,479	3,661	56.5%	62.7%	6,530	2,344	35.9%	65.4%	25,934	12,941	49.9%	60.7%

Total	276	57,375	$55,088	$31,235	56.7%	83.8%	$53,931	$29,455	54.6%	85.2%	$229,208	$138,770	60.5%	83.6%

Comm.

Moved from 80-89% bucket to the 90%+ bucket	6
Moved from 70-79% bucket to the 80-89% bucket	9
Moved from <70% bucket to the 70-79% bucket	2
Moved up 2 or more buckets (Ex. 70-79% to 90%+)	0
Stayed in the same occupancy bucket	249
Went to lower occupancy bucket	10

276

Notes:

** NSI = Net Segment Income

Affordable Residential Communities

Top 20 Markets

		Percentage
	Number of	of
	Total	Total	Occupancy
Markets (a)	Homesites	Homesites	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05

Dallas – Ft. Worth, TX	7,183	12.5%	80.7%	80.2%	80.4%	81.4%	84.2%	82.7%	79.8%
Atlanta, GA	4,969	8.7%	88.6%	89.2%	89.1%	89.1%	90.0%	89.2%	86.7%
Salt Lake City, UT	3,797	6.6%	94.0%	93.4%	92.6%	92.2%	93.1%	92.1%	91.1%
Front Range of CO	3,290	5.7%	83.4%	83.8%	84.0%	84.9%	88.2%	89.1%	87.0%
Kansas City – Lawrence – Topeka, MO – KS	2,426	4.2%	85.9%	87.4%	87.2%	87.6%	89.6%	89.6%	88.1%
Jacksonville, FL	2,259	3.9%	90.6%	90.2%	90.7%	89.5%	89.7%	88.2%	86.9%
Wichita, KS	2,162	3.8%	60.5%	61.9%	64.6%	64.8%	67.5%	66.7%	62.7%
St. Louis, MO – IL	1,917	3.3%	78.6%	79.5%	79.1%	80.3%	80.9%	81.0%	78.7%
Oklahoma City, OK	1,891	3.3%	77.6%	78.2%	80.1%	78.4%	80.5%	78.5%	77.1%
Orlando, FL	1,858	3.2%	92.9%	92.9%	92.4%	91.1%	91.0%	89.2%	87.9%
Greensboro – Winston Salem, NC	1,396	2.4%	65.2%	66.0%	67.0%	68.5%	69.8%	69.5%	68.2%
Davenport – Moline – Rock Island, IA – IL	1,382	2.4%	86.5%	86.5%	86.9%	87.0%	87.8%	86.8%	83.9%
Elkhart – Goshen, IN	1,209	2.1%	87.0%	87.5%	88.5%	86.5%	86.8%	85.6%	82.1%
Charleston – North Charleston, SC	1,184	2.1%	80.6%	81.5%	83.0%	84.1%	83.7%	81.8%	77.9%
Raleigh – Durham – Chapel Hill, NC	1,092	1.9%	90.7%	91.5%	90.3%	90.7%	90.1%	85.7%	83.4%
Sioux City, IA – NE	994	1.7%	81.1%	81.2%	79.6%	79.3%	80.5%	79.8%	78.5%
Syracuse, NY	939	1.6%	59.7%	61.0%	61.3%	64.9%	67.5%	64.7%	54.2%
Des Moines, IA	859	1.5%	87.8%	88.1%	88.0%	88.0%	88.5%	86.9%	86.5%
Flint, MI	838	1.5%	71.1%	72.3%	72.9%	73.0%	73.4%	74.0%	72.4%
Pueblo, CO	752	1.3%	65.6%	65.0%	67.0%	69.1%	70.5%	70.0%	71.0%

Subtotal – Top 20 Markets	42,397	73.7%	82.5%	82.8%	83.0%	83.3%	84.8%	83.7%	81.3%

All Other Markets	14,978	26.3%	85.6%	85.6%	85.4%	85.4%	86.5%	85.9%	84.8%

Total / Weighted Average	57,375	100.0%	83.3%	83.5%	83.7%	83.8%	85.2%	84.3%	82.2%

	Total	Total	Rental Income Per Occupied Homesite Per Month (b)
Markets (a)	Homesites	Homesites	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05

Dallas – Ft. Worth, TX	7,183	12.5%	$401	$400	$384	$370	$347	$349	$353
Atlanta, GA	4,969	8.7%	390	389	387	371	353	349	345
Salt Lake City, UT	3,797	6.6%	372	368	364	351	348	348	348
Front Range of CO	3,290	5.7%	462	463	460	450	430	429	425
Kansas City – Lawrence – Topeka, MO – KS	2,426	4.2%	321	319	315	295	291	285	280
Jacksonville, FL	2,259	3.9%	376	374	371	363	350	349	348
Wichita, KS	2,162	3.8%	310	316	301	279	270	273	287
St. Louis, MO – IL	1,917	3.3%	336	323	312	306	296	290	287
Oklahoma City, OK	1,891	3.3%	324	327	317	298	281	289	295
Orlando, FL	1,858	3.2%	397	397	392	383	375	377	364
Greensboro – Winston Salem, NC	1,396	2.4%	301	303	296	277	273	270	259
Davenport – Moline – Rock Island, IA – IL	1,382	2.4%	309	303	295	277	267	265	265
Elkhart – Goshen, IN	1,209	2.1%	382	384	383	358	335	326	319
Charleston – North Charleston, SC	1,184	2.1%	305	309	307	276	267	251	241
Raleigh – Durham – Chapel Hill, NC	1,092	1.9%	397	394	385	365	348	340	344
Sioux City, IA – NE	994	1.7%	340	337	330	305	295	290	285
Syracuse, NY	939	1.6%	378	383	380	376	345	340	342
Des Moines, IA	859	1.5%	360	359	353	318	313	307	302
Flint, MI	838	1.5%	397	402	395	378	361	358	352
Pueblo, CO	752	1.3%	329	334	331	321	318	321	327

Subtotal – Top 20 Markets	42,397	73.7%	373	371	365	349	335	334	332

All Other Markets	14,978	26.3%	338	336	331	317	312	310	310

Total / Weighted Average	57,375	100.0%	$363	$362	$355	$342	$333	$327	$326

(a)          Markets are defined by our management.

(b)         Rental Income is defined as homeowner rental income, home rental income, and other rental income reduced by move-in bonuses and rent concessions.

Asset Highlights

Capital Expenditure Summary

	Three Months Ended
($ in thousands)	09/30/06	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05

Recurring capital expenditures (a)	$471	$562	$378	$987	$2,778	$2,905	$3,352

Recurring capital expenditures per avg site per annum	33	39	26	69	194	201	231

Homesite upgrades (b)	175	242	453	2,327	3,659	2,959	2,436

Expansion, development, renovation & improvements (c)	269	166	355	1,944	2,805	4,046	6,226

Other capital expenditures (d)	—	—	—	—	—	191	215
Total capital improvements	$915	$970	$1,186	$5,258	$9,242	$10,101	$12,229

Recurring capital expenditures including discontinued operations (a)	$471	$562	$378	$987	$2,778	$3,111	$3,835

Manufactured Home Data

	Three Months Ended
($ in thousands)	09/30/06	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05

Home purchase data
Number of manufactured homes purchased (e)	230	265	144	622	1,427	1,307	982

Home sales data
New homes sold	3	12	11	49	114	186	38
Used homes sold	88	118	121	189	469	716	701
Total homes sales	91	130	132	238	583	902	739

Average homes sale price	$21,055	$23,023	$20,364	$19,887	$18,479	$18,175	$10,101

	09/30/06	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Home Inventory Data
Home inventory	9,559	9,420	9,285	9,273	8,889	8,045	7,640

Gross asset value including setup costs ($000’s)	$265,482	$262,850	$261,552	$261,164	$250,797	$222,222	$192,496
Gross asset value per home	$27,773	$27,903	$28,169	$28,164	$28,214	$27,622	$25,196

Current asset value including setup costs ($000’s)	$208,955	$212,798	$217,923	$224,087	$221,304	$195,883	$166,896
Current asset value per home	$21,860	$22,590	$23,470	$24,166	$24,896	$24,348	$21,845

Dispositions

		Number of	Number of	Net Assets	Gain (Loss)	Impairment
Transaction	Quarter	Communities	Homesites	Held for Sale	on Sale	Loss

Discontinued	3rd Quarter 2005	79	13,393	$139,517	$—	$(34,794)
Recontinued	4th Quarter 2005	(41)	(8,067)	(67,239)	—	24,540
		38	5,326	72,278	$—	$(10,254)
Closed	1st Quarter 2006	(27)	(2,860)	(34,497)	10,296	—
Closed	2nd Quarter 2006	(9)	(1,811)	(37,881)	15,613	—
Discontinued	2nd Quarter 2006	2	334	8,193	—	—
Closed	3rd Quarter 2006	(3)	(639)	6,558	5,220	—
		1	350	$14,651	$31,129	$(10,254)

(a)          Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community.  These capital expenditures include repairs of roads, driveways, pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles.  These capital expenditures do not include water meters, sheds, homes or community acquisitions.  Our minimum capitalizable amount of a project is $500.

(b)         Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home.  Many of these activities are governed by manufacturers’ installation requirements and state building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines.  We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)          These are the costs to develop, expand, renovate and improve communities following acquisition.  They include costs for engineering, driveways, paving, utilities, and amenities.

(d)         These costs include capitalized interest and wages.

(e)          Home purchases for the third quarter 2006 includes 32 homes transferred from discontinued operations.

Debt Analysis
As of September 30, 2006

	Debt	% of Total	Interest	Maturity
($ in thousands)	Amount	Debt	Rate	Date
Fixed Rate Debt
Senior fixed rate mortgage due 2009	$85,041	8.1%	5.05%	2009
Senior fixed rate mortgage due 2012	278,452	26.4%	7.35%	2012
Senior fixed rate mortgage due 2014	190,122	18.0%	5.53%	2014
Senior fixed rate mortgage due 2016	170,000	16.1%	6.24%	2016
Senior exchangeable notes due 2025	96,600	9.2%	7.50%	2025
Various individual fixed rate mortgages	135,110	12.8%	7.23%	2006-2031
Other loans due 2012	1,203	0.2%	6.97%	2012
Total fixed rate debt	956,528	90.8%	6.58%

Variable Rate Debt (a)
Senior variable rate mortgage due 2009	60,000	5.7%	6.12%	2009
Trust preferred securities due 2035	25,780	2.4%	8.62%	2035
Lease receivables facility due 2008	10,000	0.9%	9.45%	2008
Floorplan lines of credit due 2007	1,651	0.2%	9.00%	2007
Total variable rate debt	97,431	9.2%	7.17%

Total debt	$1,053,959	100.0%	6.64%

% Fixed / Variable
Fixed	$956,528	90.8%	6.58%
Variable	97,431	9.2%	7.17%
Total debt	$1,053,959	100.0%	6.64%

	2006	2007	2008	2009	2010	Thereafter
Maturity Schedule
Senior fixed rate mortgages	$1,877	$7,714	$8,116	$88,998	$7,676	$609,234
Various individual fixed rate mortgages (b)	5,724	2,023	45,069	12,144	5,242	64,908
Senior variable rate mortgage (c)	—	—	—	60,000	—	—
Senior exchangeable notes due 2025	—	—	—	—	—	96,600
Floorplan lines of credit	—	1,651	—	—	—	—
Trust preferred securities due 2035	—	—	—	—	—	25,780
Lease receivables facility	—	—	10,000	—	—	—
Other debt	26	109	117	125	135	691
Total debt maturities	$7,627	$11,497	$63,302	$161,267	$13,053	$797,213

(a)         In February 2004 and July 2006, we purchased interest rate caps covering our senior variable rate mortgage.

(b)        Includes debt premium of $4,811 related to indebtedness assumed in HTA and DAM acquisitions as of September 30, 2006.

(c)         At our option, and subject to certain conditions, we may extend the senior variable rate mortgage due 2009 for two additional twelve-month periods.

Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC-PA

Exchange Traded:	NYSE

	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	2006	2006	2006	2005	2005	2005	2005
Common Stock Dividend Information
Declaration date	N/A	N/A	N/A	N/A	N/A	5/23/2005	3/16/2005
Record date	N/A	N/A	N/A	N/A	N/A	6/30/2005	3/31/2005
Payment date	N/A	N/A	N/A	N/A	N/A	7/15/2005	4/15/2005
Distributions per share	N/A	N/A	N/A	N/A	N/A	$0.1875	$0.3125

Preferred Stock Dividend Information
Declaration date	9/20/2006	6/8/2006	3/2/2006	12/14/2005	9/21/2005	5/23/2005	3/16/2005
Record date	10/13/2006	7/14/2006	4/14/2006	1/13/2006	10/15/2005	7/15/2005	4/15/2005
Payment date	10/30/2006	7/28/2006	4/28/2006	1/30/2006	10/30/2005	7/29/2005	4/29/2005
Distributions per share	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156

Inquiries:

Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors, analysts, investment managers or media professionals.  Please direct all inquiries to one of the following contact points:

At our website:	www.aboutarc.com
By phone:	(866) 847-8931
By fax:	(303) 294-0121
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities, Inc.
Investor Relations Department
7887 East Belleview Avenue
Suite 200
Englewood, CO 80111